IN BRIEF

Net asset value per share	US$26.88
Market price	US$33.34
Premium/(discount)	24.03%
Fund size	US$272.5	m

At February 28, 2005	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	3.8	5.3
One year	3.6	4.5

Past performance is not a guide to future returns.
Source: State Street Corporation. *Source for index data: MSCI.

MANAGER’S COMMENTARY

The holiday-shortened month of February was a good one for the fund. There was the reassurance of low inflation in China (the consumer price index in January was only up by 1.9% year-on-year) despite continued high economic growth. This, together with the retreat in the US dollar, brought cash back into the Chinese markets. The fund rose by 3.8%. It is now up by 10.9% year-to-date, compared with a rise of only 1.8% in the MSCI Golden Dragon index.

We expect January to mark the low-point for inflation, which might snap-back to over 3% in February. Given recent noises from the authorities about over-high property price inflation in some major cities, this raises the likelihood of an interest rate hike at the end of March or early April. This would have the added benefit of fattening the interest rate spreads at the state-owned banks, which the authorities are determined to list as soon as possible (banking de-regulation in 2007 is drawing near).

Domestic consumption remains strong — China’s retail sales rose by 16% year-on-year over the Chinese New Year period — and Chinese exports are as competitive as ever with the renewed weakness of the US dollar. But an interest rate rise might temporarily damage overseas investor sentiment, as happened in spring 2004, particularly towards the resource-heavy H share index, which has led the recent rally. In contrast the domestic ‘A’ share market has just started to recover from five-year lows; reform initiatives are expected from this month’s meeting of the National People’s Congress.

We undertook an extensive marketing trip around US institutional investors in February. We found growing interest in China from foundations and pension funds. However, interest is still rather tentative due to reports from certain high-profile analysts of Chinese bubbles and their imminent collapse. From the vantage point of our base in Shanghai, visiting Chinese companies every day, we can report that growth remains solid. That overseas portfolio investment in China’s stockmarkets, especially the domestic markets, remains so limited, is a bullish point for portfolios such as your fund’s, which are already well positioned here.

INVESTMENT STRATEGY

The fund is 96.8% invested, with holdings in 57 companies, of which three are unlisted.

During the month, our purchases focussed on non-cyclicals, such as Guangshen Railway, Shineway Pharmaceutical, Fu Ji Catering and Mingyuan (manufacturer of protein chips used for cancer detection). We took profit on the cyclicals China Metal and Key Ware, and cut our losses on online game company Softworld.

Chris Ruffle, Martin Currie Inc

DIRECT INVESTMENT MANAGER’S COMMENTARY

The Chinese economy continued to register strong growth. We maintain a positive view on the China market. However there are continuing debates over whether China is going to have a hard or soft landing in the short run.

On the investment front, we continue to look for companies that have demonstrated a business model that can weather any adverse change in the economy. A realistic exit plan is also a key consideration in view of the possibility that the current benign market sentiment toward Chinese plays could turn negative.

KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap	US$339.7m
Shares outstanding	10,138,287
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.

SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon

Industrials	22.5%	12.5%
Information technology	16.8%	21.4%
Consumer discretionary	15.0%	6.9%
Utilities	8.8%	7.5%
Materials	8.6%	7.7%
Consumer staples	8.1%	0.6%
Financials	5.5%	30.1%
Telecommunications	5.1%	7.4%
Healthcare	4.6%	0.1%
Energy	1.8%	5.8%
Other assets & liabilities	3.2%	—
Total	100.0%	100.0%

Source: State Street Corporation. Source for index data: MSCI

ASSET ALLOCATION

Source: State Street Corporation

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%

One month	3.8	6.6
Year to date	10.9	1.9
3 years (annualized)	27.1	43.5

Past performance is not a guide to future returns.
Source: State Street Corporation

DIRECT INVESTMENTS (8.5%)

CDW Holding Ltd	Information technology	6.0%
Captive Finance	Financials	1.1%
Global e Business	Information technology	1.1%
teco Optronics	Information technology	0.3%

15 LARGEST LISTED INVESTMENTS (45.2%)

Chaoda Modern Agriculture	Consumer staples	5.2%
China International Marine	Industrials	3.8%
BYD	Industrials	3.6%
Weichai Power	Consumer discretionary	3.1%
Shenzhen Expressway	Utilities	3.1%
Merry Electronics	Consumer discretionary	2.9%
Anhui Expressway	Utilities	2.9%
Xinao Gas	Utilities	2.8%
Synnex Technologies	Consumer discretionary	2.8%
TCL International	Consumer discretionary	2.7%
Taiwan Green Point	Information technology	2.7%
Comba Telecom Systems	Telecommunications	2.7%
China Netcom	Telecommunications	2.4%
TPV Technology	Industrials	2.3%
Soloman Systech	Information technology	2.2%

Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa

The China Fund, Inc.	3.8	10.9	10.9	3.6	27.1	19.3	8.9
MSCI Golden Dragon	5.3	5.0	1.8	4.5	13.1	-3.2	n/a
Hang Seng Chinese Enterprise	9.1	3.4	8.3	0.8	36.9	28.7	n/a

Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized. Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2002 Bloomberg LP for the Hang Seng Chinese Enterprise.

PERFORMANCE IN PERSPECTIVE

THE CHINA FUND INC. PREMIUM/DISCOUNT

DIVIDEND HISTORY CHART

Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.57
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20
Long term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27
Short term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.10

Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO — IN FULL	AT FEBRUARY 28, 2005

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					59.8%
Chaoda Modern Agriculture	682 HK	HK$3.3	34,089,900	14,205,127	5.2%
BYD	1211 HK	HK$23.9	3,225,000	9,903,102	3.6%
Weichai Power	2338 HK	HK$26.0	2,536,000	8,437,672	3.1%
Shenzhen Expressway	548 HK	HK$3.1	21,494,000	8,405,298	3.1%
Anhui Expressway	995 HK	HK$4.4	13,938,000	7,863,016	2.9%
Xinao Gas	2688 HK	HK$4.3	13,976,000	7,750,059	2.8%
TCL International	1070 HK	HK$1.8	32,318,000	7,458,526	2.7%
Comba Telecom Systems	2342 HK	HK$3.6	16,118,000	7,336,274	2.7%
China Netcom	906 HK	HK$11.6	4,253,000	6,461,744	2.4%
TPV Technology	903 HK	HK$5.1	9,968,000	6,390,194	2.3%
Solomon Systech	2878 HK	HK$2.3	20,698,000	6,037,342	2.2%
Li Ning	2331 HK	HK4.0	11,400,000	5,883,107	2.2%
Zijin Mining	2899 HK	HK$3.6	12,400,000	5,723,480	2.1%
Golden Meditech	8180 HK	HK$1.6	27,900,000	5,651,937	2.1%
Yanzhou Coal Mining	1171 HK	HK$12.3	3,146,000	4,961,350	1.8%
China Fire Safety	8201 HK	HK$0.7	50,380,000	4,715,384	1.7%
Fountain Set	420 HK	HK$5.2	6,714,000	4,519,357	1.7%
Sinotrans	598 HK	HK$2.7	12,835,000	4,360,916	1.6%
China Travel	308 HK	HK$2.6	10,000,000	3,301,515	1.2%
Weiqiao Textile	2698 HK	HK$12.8	1,854,500	3,043,497	1.1%
Asia Aluminium	930 HK	HK$0.9	23,250,000	2,742,501	1.0%
Ocean Grand Chemicals	2882 HK	HK$1.2	17,379,000	2,740,728	1.0%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,395,631	0.9%
Shanghai Ming Yuan	233 HK	HK$0.8	22,840,000	2,372,013	0.9%
Beiren Printing Machinery	187 HK	HK$2.6	7,000,000	2,311,060	0.9%
China Shineway Pharmaceutical	2877 HK	HK$4.1	4,435,000	2,345,598	0.8%
Singamas Container	716 HK	HK$5.9	3,000,000	2,250,159	0.8%
China Rare Earth	769 HK	HK$1.1	15,254,000	2,170,915	0.8%
Hengan International	1044 HK	HK$4.6	3,600,000	2,134,766	0.8%
Guangshen Railway	525 HK	HK$2.9	5,614,000	2,069,409	0.8%
Sino Golf	361 HK	HK$1.3	11,735,000	1,925,879	0.7%
Asia Zirconium	395 HK	HK$1.0	13,196,000	1,624,238	0.6%
FU JI Food & Catering	1175 HK	HK$6.5	1,844,000	1,524,954	0.6%
Nanjing Dahe Outdoor Media	8243 HK	HK$0.3	37,500,000	1,442,409	0.5%
Arcontech	8097 HK	HK$0.2	18,386,000	407,821	0.2%

Taiwan					24.5%
Merry Electronics	2439 TT	NT$81.5	3,012,016	7,900,846	2.9%
Synnex Technologies	2347 TT	NT$46.5	5,165,604	7,730,949	2.8%
Taiwan Green Point	3007 TT	NT$107.0	2,155,749	7,424,047	2.7%
EVA Airways	2618 TT	NT$16.5	9,400,000	4,991,954	1.8%
Cathay Financial	2882 TT	NT$63.0	2,331,000	4,726,521	1.8%
Cheng Shin Rubber	2105 TT	NT$38.9	3,805,974	4,765,123	1.7%
Fubon Financial	2881 TT	NT$32.7	4,453,952	4,687,616	1.7%
Tripod Technology	3044 TT	NT$47.5	2,778,413	4,247,654	1.5%
ET Internet Technology	2614 TT	NT$16.0	7,136,000	3,674,799	1.4%
Wintek	2384 TT	NT$37.3	2,421,104	2,906,572	1.1%
Data Systems Consulting	2447 TT	NT$19.8	4,237,987	2,700,745	1.0%
Taiwan FamilyMart	5903 TT	NT$52.5	1,567,231	2,648,202	1.0%
Chicony Electronics	2385 TT	NT$33.9	2,452,152	2,675,505	1.0%
China Metal Products	1532 TT	NT$33.7	1,989,714	2,158,139	0.8%
Soft-World International	5478 TT	NT$61.0	933,457	1,832,664	0.7%
Yieh United Steel	9957 TT	NT$15.7	3,500,000	1,768,587	0.6%

B shares					3.8%
China International Marine	200039 CH	HK$21.0	3,908,395	10,498,288	3.8%

New York					0.2%
Chindex International	CHDX US	US$6.9	69,987	484,310	0.2%

Direct					8.5%
CDW Holding Ltd			60,000,000	16,402,426	6.0%
Captive Finance			2,000,000	3,045,000	1.1%
Global e Business			40,000	3,034,244	1.1%
teco Optronics			1,861,710	605,687	0.3%

Other assets & liabilities					3.2%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser. MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

China Fund Inc (the fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed-ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the fund. Asian Direct Capital Management is the direct investment manager to the fund.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

Please remember that past performance is not a guide to future returns. Markets and currency movements can cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.